                                                                    Exhibit 23.1

COOPERS                                   Coopers & Lybrand L.L.P.
& LYBRAND
                                          a professional service firm



CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-4 of our report dated February 14, 1997, on our audits of the consolidated financial statements of American Bancshares, Inc. and Subsidiary. We also consent to the reference to our firm under the caption "Experts."



/s/  Coopers & Lybrand L.L.P.

Tampa, Florida
January 29, 1998